Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act.

                                                                   Exhibit 10.39

                            THIRD AMENDMENT TO LEASE


         THIS THIRD AMENDMENT TO LEASE is made and entered into as of December ___, 1996 between Regency Properties, L.P., a California limited partnership (hereinafter referred to as "Landlord") and SIBIA Neurosciences, Inc., a Delaware corporation authorized to do business in California, and successor-in-interest to The Salk Institute Biotechnology/Industrial Associates, Inc. (hereinafter referred to as "Tenant"). Landlord and Tenant are collectively hereinafter referred to as the "parties".

                                    RECITALS:

         A. Landlord and Tenant entered into a written Lease effective July 1, 1991 (the "Lease") in which Landlord leased to Tenant and Tenant leased from Landlord the Premises described therein.


         B. Landlord and Tenant entered into a First Amendment to Lease dated March 1, 1993 wherein Tenant leased additional space in the second floor of the Project.


         C. Landlord and Tenant entered into a Second Amendment to Lease effective as of July 1, 1995 wherein Tenant added and released space and Landlord made adjustments to the Rental Rate to reflect the revised square footage leased by Tenant in the Project.


         D. The parties now wish to amend the Lease to make additional modifications to the Lease relating to the Base Rent, Term, description of the Premises and other miscellaneous modifications.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and notwithstanding anything to the contrary in the Lease, the parties agree as follows:

                  1. PREMISES. The description of the Premises referenced in paragraph 3(b) of the Lease and the First and Second Amendments to Lease are deleted in their entirety and superseded by the revised Exhibit "A" attached hereto and made a part hereof which includes a description of the entire Premises leased by Tenant.


                  2. Paragraph 3(d) of the Lease is revised as follows:

         COMMENCEMENT DATE: The Commencement Date for the Premises shall be as follows: January 1, 1997 (the "First Commencement Date") and March 1, 1997 (the "Second Commencement Date").

                                       1.

                  3. Paragraph 3(e) of the Lease is revised as follows:

         TERMINATION DATE. December 31, 2001, subject to early termination by Tenant in accordance with paragraph 15 below.

                  4. Paragraph 3(g) is revised as follows:

         TENANT'S PROPORTIONATE SHARE. That percentage which is the ratio of the total number of rentable square feet in the Premises to the total number of square feet in the Project.

                  Rentable Square Footage of Tenant's
                  Premises on the First Commencement Date:      52,215

                  Tenant's Proportionate Share
                  on the First Commencement Date:                80.72%

                  Rentable Square Footage of Tenant's
                  Premises on the Second Commencement Date:     49,000

                  Tenant's Proportionate Share
                  on the Second Commencement Date:               75.75%

Tenant's Proportionate Share on Term Commencement Date is based on a total number of square feet in the Project of 64,682. If, at the commencement of any Lease Year hereunder, the actual number of rentable square feet in the Project is more or less than 64,682, Tenant's Proportionate Share shall be increased or decreased for such Lease Year accordingly. If Landlord makes a major change in the Project, such as the addition or deletion of one or more floors, or if one or more floors becomes unusable as laboratory or office space, Tenant's Proportionate Share shall be increased or decreased accordingly. If any change is made in Tenant's Proportionate Share, the parties shall execute an amendment to this Lease evidencing such change.

                  5. RADIOACTIVE WASTE STORAGE AREA: Landlord shall pay fifty percent (50%) of the cost of permitting and installing a radioactive waste storage area for Tenant's exclusive use in the hallway adjacent to the loading dock and security for gates in the loading dock area. The total square footage for the radioactive storage area is 124 square feet and shall be leased to Tenant at a rate of [*] Landlord agrees to exclude the square footage of the radioactive waste storage area from the total square footage of the Premises for purposes of calculating Tenant's Proportionate Share referenced in paragraph 4 above. Tenant may use the Tenant Improvement Allowance referred to in paragraph 7 below to pay for its portion of the cost for permitting and installing the radioactive waste storage area, including the associated security for gates in the loading dock areas.


                                       2.

* CONFIDENTIAL TREATMENT REQUESTED

                  6. RENT: Paragraph 5(a) of the Lease is deleted in its entirety and revised as follows:

         Tenant shall pay the Base Rent in advance, without notice or demand, and without deduction or offset, on or before the first (1st) day of each calendar month, in the following amounts during the following time periods:

                           a. FIRST LEASE YEAR. Commencing on the First
Commencement Date, the monthly sum of [*]

                           b. SECOND LEASE YEAR. Commencing on January 1, 1998
until December 31, 1998, [*]

                           c. THIRD LEASE YEAR. Commencing on January 1, 1999
until December 31, 1999, [*]

                           d. FOURTH LEASE YEAR. Commencing on January 1, 2000
until December 31, 2000, [*]

                           e. FIFTH LEASE YEAR. Commencing on January 1, 2001
until December 31, 2001, [*]

                  7. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant, at Landlord's cost and expense, a Tenant Improvement Allowance of [*] which may be used by Tenant solely to make improvements to the Premises. The Tenant Improvement Allowance shall be subject to recoupment and/or abatement in the event of early termination in accordance with paragraph 15 below. Expenditures which have been or will be incurred by Tenant in making improvements to the Premises since August 1996 shall be reimbursed to Tenant out of the Tenant Improvement Allowance provided in this paragraph. Up to [*] of the Tenant Improvement Allowance may be used by Tenant to purchase a dishwasher, an autoclave and other general building equipment. Any portion of the Tenant Improvement Allowance in excess of [*] which remains unused by Tenant on the date which is six (6) months prior to the Expiration Date shall be credited against Tenant's Base Rent over the remainder of the Extension Term. For example, if Tenant uses only $350,000 of the Tenant Improvement Allowance for improvements to the Premises, then Tenant shall be entitled to a credit of [*] The [*] reduction in Tenant's credit for the unused Tenant Improvement Allowance reflects certain Building Improvements to be made by Landlord for the benefit of Tenant [*]


                                       3.

* CONFIDENTIAL TREATMENT REQUESTED

[*] In the event any of the foregoing Building Improvements are not made, Tenant's credit shall be increased in an amount equal to the budgeted amount for such Building Improvements which are not made by Landlord.

                  8. BUILDING IMPROVEMENTS MADE BY LANDLORD. Landlord agrees to make the building improvements (the "Building Improvements") set forth on Exhibit "B" attached hereto and incorporated herewith, at a total cost of [*] The cost of the Building Improvements are "not to exceed" budget amounts established by Landlord; provided, however, that in the event that any of the Building Improvements identified on Exhibit "B" cannot be made, the budgeted amount for such Building Improvements may be allocated to increase the "not to exceed" budget amounts of the remaining Building Improvements or used for other improvements to the common areas of the Project. Subject to the "not to exceed" budget amounts (as such amounts may be revised pursuant to the foregoing sentence), Landlord shall, at Landlord's sole cost and expense, make such Building Improvements within the time frame indicated on Exhibit "B" but no later than six (6) months after the Commencement Date of this Lease.

                  9. RELEASE OF SPACE TO LANDLORD. Commencing as of the Second Commencement Date, Tenant releases to Landlord and Landlord accepts from Tenant Laboratories 404, 407A, and 407 located on the fourth floor of the Project (the "Released Premises") as outlined in Exhibit "C" attached hereto and incorporated herewith. The Released Premises total 3,215 square feet (Laboratories 404, 407A, and 407 represent 2,563, 383, and 269 square feet, respectively). After the Second Commencement Date, Landlord shall have the right to lease the Released Premises without restrictions and Tenant shall have no further right of first refusal as outlined in paragraph 17 below.

                  10. OPTION TO EXTEND TERM. Paragraph 6(a) of the Lease shall be amended as follows:

         Tenant shall have the option to extend the term of this Lease for an additional five (5) years (the "Extension Option"), provided Tenant gives Landlord written notice of its election to exercise the Extension Option at least twelve (12) months prior to the Termination Date. Time is of the essence. Tenant shall be responsible for its proportionate share of all Operating Expenses during the extended term (the "Extended Term"). Tenant shall pay Base Rent in advance, without notice or demand and without deduction or offset, on or before the first (1st) day of each calendar month of the Extended Term.


                  11. BASE RENT ADJUSTMENT FOR EXTENDED TERM.

         During the Extended Term, the annual Base Rent shall be adjusted as follows:


                                       4.

* CONFIDENTIAL TREATMENT REQUESTED

                           a. The annual Base Rent provided for in the Fifth
Lease Year of the original Term as set forth in paragraph 6(e) of the Third Amendment to Lease shall be subject to adjustment on the first day of the Extended Term and on the first day of each Lease year thereafter for the balance of the Extended Term (the "Adjustment Date") as set forth in this Paragraph. The base for computing the adjustment is the CPI Index defined below, which is in effect for the third month preceding the first day of the Fifth Lease Year ("Beginning Index"). The Index published for the third month preceding the Adjustment Date in question or the next earlier month for which the CPI Index is published ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the Base Rent for the following year (until the next rent adjustment) shall be set by multiplying the Base Rent set forth in paragraph 6(e) of the Third Amendment to Lease by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index; provided, however, that in no event shall the Base Rent be adjusted downward on any Adjustment Date from the amount of the Base Rent in effect immediately preceding that Adjustment Date. On adjustment of the Base Rent as provided in this Lease, the parties shall immediately execute an amendment to this Lease stating the new Base Rent. If the annual adjustment cannot be determined on the Adjustment Date, Tenant will continue to pay the Base Rent based on the previous twelve (12) month period until such time as the adjustment can be calculated. Upon such notification from Landlord, in addition to commencing to pay the Base Rent, as adjusted, Tenant shall pay on the date the next Base Rent payment is due, the difference between the adjusted Base Rent and the Base Rent actually paid by Tenant.

                           b. CPI Index. The term "CPI Index" shall mean the
United States Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, All Items, for the Los Angeles-Long Beach-Anaheim Metropolitan Area (1982-84=100). In the event the CPI Index shall be discontinued, or if such calculation is not possible, or if the basis of calculating the CPI Index is materially changed, an alternative index or computation, published or provided by a governmental or non-partisan agency to measure changes in the cost of living for persons in the same area, shall be selected by Landlord in its reasonable judgment, as is most nearly comparable to the CPI Index as defined above. If the Index is changed so that the Base Year differs from that called for below, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Index is revised during the term, such revised Index shall be used for both comparison dates.

                  12. OPERATING EXPENSES. Landlord shall provide to Tenant a semi-annual accounting for all Operating Expenses. With respect to those Operating Expenses which Tenant determines to be excessive, Tenant may obtain one or more bids for the cost of comparable services for the Project, and if Tenant is able to obtain comparable services for the Project at a cost which is less than the amount currently paid by Landlord for such services, Landlord agrees to either contract for such lower-priced services as soon as permitted by Landlord's contract for current services or reduce Tenant's Share of Operating Expenses in the amount by which the cost of such current services exceeds the lowest bid for such comparable service.


                                       5.

                  13. PARKING. Paragraph 3(m) of the Lease is deleted in its entirety and revised as follows:

                  "Tenant leases from Landlord and is entitled to the nonexclusive use of 145 spaces in the parking area which is shown on EXHIBIT "B" to the Lease."

         The first paragraph in Article 7 of the Lease, shall be deleted in its entirety and replaced by the following paragraphs:

                  "Landlord grants to Tenant, for use by Tenant and Tenant's subtenants, agents, employees, servants, contractors, licensees, invitees, customers, and other persons with whom Tenant has legitimate business relationships in connection with the conduct of Tenant's business at the Premises, a nonexclusive right to use, in common with Landlord and Landlord's agents, employees, servants, contractors, licensees, invitees, customers, and other persons with whom Landlord has legitimate business relationships in connection with the conduct of Landlord's business at the Premises one hundred forty-five (145) Parking Spaces in the parking facility, as shown on EXHIBIT "B" to the Lease. Landlord, at its sole election, may designate the types and locations of the Parking Spaces and Landlord shall have the right, at Landlord's sole election, to change said types and locations from time to time. Landlord shall provide Tenant with one hundred forty-five (145) access cards (or shall program one hundred forty-five (145) of Tenant's access cards into its parking access system) and shall be under no obligation to provide Tenant with designated Parking Spaces. However, if Parking Spaces are designated, Tenant's Parking Spaces shall be, in as far as possible, contiguous.

                  In the event Landlord is unable to provide Tenant with the entire one hundred forty-five (145) Parking Spaces in the parking facility, Landlord shall provide Tenant with (i) reasonably similar replacement parking on a pro rata basis at a rate not to exceed $50.00 per parking space per month and
                  (ii) in the event such replacement parking is located more than three blocks from the Project, shuttle service to and from the replacement parking facilities. In the event that Landlord is unable to provide Tenant with one hundred thirty
                  (130) Parking Spaces in the Project, Tenant may terminate the Lease without additional obligation to Landlord upon thirty
                  (30) days prior written notice to Landlord."

         The following paragraph shall supersede paragraph 10 of the Second Amendment to Lease:

                  "Landlord shall designate a minimum of five (5) guest parking spaces for Tenant's guests. These spaces will be located on Scripps Lane and south of the Timken-Sturgis Building and shall remain for Tenant's guests until either the commencement of the hotel construction by Landlord or the sale of the hotel property by Landlord. At such time, Tenant's guests will park in the parking


                                       6.

                  facility shown on EXHIBIT "B" to the Lease dated July 1, 1991. So long as Landlord is the owner or operator of the parking structure, Landlord will use its best efforts to provide Tenant with up to five (5) spaces, if available in the parking structure, for Tenant's visitors. If Landlord's operating agreement for the parking structure does not permit Landlord to provide such spaces to Tenant at no additional charge, Landlord shall providing such spaces for Tenant's visitor's use, by charging Tenant for validation at parking charges no more than 50% of the transient parking rate."

                  14. BASIC SECURITY. [Intentionally Omitted]

                  15. EARLY TERMINATION. Landlord shall grant to Tenant a limited right to terminate provided Tenant gives Landlord twelve (12) months prior written notice and the termination is due to the following circumstances:
(a) a merger of Tenant with another company or an acquisition of all of the assets of Tenant which results in the relocation of Tenant to either (i) the acquirer's premises, or (ii) premises within the close vicinity of the acquirer's premises; or (b) the expansion requirements of Tenant are such that Tenant requires at least ten thousand (10,000) square feet of additional space for Tenant's business operations, and such additional space is not readily available for lease to Tenant in the Project. Tenant shall pay Landlord a termination fee to compensate Landlord for such early termination, in the amount [*]

                  16. EXPIRATION, TERMINATION AND HOLDING OVER: Paragraph 26 of the Lease shall be deleted in its entirety and revised as follows:

         "At the expiration or earlier termination of the term of this Lease, Tenant shall surrender to Landlord the possession of the Premises. Surrender or removal of improvements, fixtures, trade fixtures and improvements shall be as directed in Article 13 above. Tenant shall leave the surrendered Premises in good and broom-clean condition, and except as may be provided to the contrary in provisions of this Lease on maintenance and repair, in the same condition as delivered to Tenant or as constructed during the term hereof, less normal wear and tear. All property that Tenant is required to surrender shall become Landlord's property as of the termination date of this Lease. All property that Tenant is not required to surrender but that Tenant does not remove from the Premises prior to the termination of this Lease shall, at Landlord's election, be Landlord's property at termination.


                                       7.

* CONFIDENTIAL TREATMENT REQUESTED

         If Tenant fails to surrender the Premises at the expiration or sooner termination of this Lease, Tenant shall defend and indemnify Landlord from all liability and expense resulting from Tenant's failure to surrender.

         This Lease shall terminate without further notice at the expiration of the term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any right in or to the Premises.

         If Tenant retains possession of the Premises or any part thereof after the Termination Date, Tenant's occupancy of the Premises shall be as a tenant at will, terminable at any time by Landlord. For the first two
         (2) months of such holdover period, Tenant shall pay Landlord rent for such time as Tenant remains in possession at the rate of 150% of the total amount of the Rent payable hereunder for the month immediately preceding the Termination Date. Thereafter, rent shall be payable at a rate of 200% of the Rent payable for the month preceding the Termination Date. Holdover shall be prorated on a per diem basis for the duration of such holdover period. In addition thereto, Tenant shall pay Landlord for all damages sustained by reason of Tenant's retention of possession; provided, however, that in the event that Tenant notifies Landlord at least six (6) months in advance of the Termination Date that Tenant will be holding over and such holding over is for a period less than sixty (60) days, then Tenant shall not be liable for consequential damages. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder.

                  17. FIRST RIGHT OF REFUSAL: Before entering into a lease with anyone else during the Term hereof, respecting any space in the Project previously leased to other tenants ("Expansion Space"), Landlord shall notify Tenant of the availability of such space for letting. Provided Tenant gives written notice of its desire to lease such space with five (5) business days after receipt of such notice, Tenant shall, thereafter, for a period of thirty
(30) days, have the right to negotiate with Landlord for a lease of such space for a term not extending beyond the expiration date of this Lease, and Landlord and Tenant agree to negotiate for such a lease in good faith. Landlord's notice may not be given more than six (6) months prior to the date as of which said premises will become available for letting. If Tenant fails to respond to said notice within said five (5) business day period, or, after giving written notice of its exercise of its right to negotiate, if Landlord and Tenant do not enter into a lease within said thirty (30) day period, Tenant's rights under this paragraph shall be deemed to have been waived, and Landlord shall be free (without any further obligation to Tenant) to lease the space to anyone upon the same or any other terms and without any further obligation to Tenant, whether or not the terms of such lease are more or less favorable than those offered to Tenant. Tenant's right to negotiate, as aforesaid, is subordinate, however, to any expansion or renewal options granted, from time to time, in leasing to other tenants in the Project. The first right to negotiate for additional space, shall be terminated during any period in which Tenant is in default under any provisions of this Lease until said default has been cured. The period of time within which this first right to negotiate may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such rights because of the foregoing provision. Time is of the essence. If Tenant fails to



                                       8.

exercise its first right to negotiate any instance when such right may arise, in writing, prior to the expiration of the applicable time period for the exercise of such right, Tenant's right in the instance in question shall thereafter be deemed null and void and of no further force or effect. The right of first refusal under this paragraph is intended to provide Tenant with the ability to obtain Expansion Space for its own use in the Project. The rent for the Expansion Space shall be the same rental rate per square foot as currently being paid by Tenant for the balance of the Premises at the time the right of first refusal is exercised. It is not the Parties intent to allow Tenant to lease Expansion Space at the existing rate and immediately sublease the Expansion Space at a profit to a subtenant. Therefore, Tenant shall not have the right to sublease the Expansion Space for a period of one (1) year after exercising its right to lease the Expansion Space.

                  18. RECEPTIONIST. Landlord shall use its best efforts to require any new tenants or subtenants of the Project to pay a proportionate share of the salary and benefits of the Project receptionist employed by Tenant for the benefit of the Project.

                  19. EXTERIOR SIGN. Landlord, at Landlord's sole cost and expense, shall remove the existing "TIMKEN-STURGIS BUILDING" sign and modify the existing "SIBIA" sign to refer to "SIBIA Neurosciences." Landlord shall obtain, on Tenant's behalf, any approval required under the law to construct, remove and/or modify the existing exterior signage. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

                  20. PREVENTATIVE MAINTENANCE. Attached as Exhibit "D" is a copy of the Preventative Maintenance Program prepared by Landlord which contains a complete list of all equipment in the Project (except for equipment exclusively serving the Premises of another tenant of the Project) and a schedule of the preventative maintenance required for each piece of equipment.

                  21. LENDER APPROVAL. Landlord shall use its best efforts to obtain consents from the mortgagees of the Project for entering into this Third Amendment to Lease, including an amendment to the Nondisturbance Agreement recognizing Tenant's rights under the Third Amendment to Lease.

                  22. ENVIRONMENTAL ASSESSMENT. At the expiration of the Lease, Tenant shall provide Landlord with a letter from its safety officer certifying that the Premises have been inspected and are safe for unrestricted use. In addition, with respect to all spaces where radioactive materials were used or stored, Tenant shall provide Landlord with approval from the County Department of Health Services. This provision shall also be applicable for any space released by Tenant during the Term of the Lease.

                  23. EQUIPMENT AND PERSONAL PROPERTY PURCHASED BY TENANT. Exhibit "H" of the Lease shall be deleted in its entirety and replaced by the Exhibit "H" attached hereto and incorporated herewith.


                                       9.

                  24. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease on the date first above written.

"LANDLORD"

REGENCY PROPERTIES, L.P.,
a California limited partnership
By:      KSC MANAGEMENT, INC.
         a California corporation
         Its Managing General Partner


         By: /s/ Paul L. Reed
            --------------------------------------------
                  Paul L. Reed, Executive Vice President

"TENANT"

SIBIA NEUROSCIENCES, INC.
a Delaware corporation


By: /s/ William T. Comer
   ----------------------------------------------------
         William T. Comer, Ph.D., President and CEO

                                   EXHIBIT "A"

                             DESCRIPTION OF PREMISES

The Premises consist of portions of the first and fourth floors and the entire second and third floors of the Timken-Sturgis Building, as shown on the attached Site Plan and Floor Plans, which is located at 505 Coast Boulevard South, La Jolla, California, and is more particularly described as follows:

         Parcel 1 of Parcel Map No. 15030, in the City of San Diego, County of San Diego, State of California, as filed in the Office of the County Recorder of said San Diego County, November 19, 1887 as File No. 87-646909.

                                      10.

                                   EXHIBIT "B"

                     BUILDING IMPROVEMENTS MADE BY LANDLORD

Landlord shall, at Landlord's sole cost and expense, make the following Building Improvements, subject to the terms and conditions set forth in paragraph 8 of the Third Amendment to Lease.


Description of Improvements
                                                                                    Budget Amount
                                                                                  Completion Date
Install a new lobby-reception desk, closed- circuit television monitor for the driveway, emergency exit to the loading dock and cardreader attached to the emergency door.
                                                                                           [*]
                                                                                        Completed
Install new carpet and paint in the Lieb Auditorium.
                                                                                           [*]
                                                                                        Completed
Remodel and upgrade the men's and women's locker rooms on the second floor.
                                                                                           [*]
                                                                                        Completed
Install additional roof-top decking, roof-top safety railings and new outdoor tables and chairs for use by tenants' employees, contingent upon compliance with building and OSHA Rules and Regulations and a workable safety plan.
                                                                                           [*]
                                                                                         06-30-97
Renovation and improvement to the lunchroom on the first floor of the Project, including new flooring, lighting and furniture improvements with possible reconfiguration to accommodate the radioactive waste storage area.
                                                                                           [*]
                                                                                          06-30-97
Install a new roof for the Project.
                                                                                           [*]
                                                                                          06-30-97


                                      11.

* CONFIDENTIAL TREATMENT REQUESTED

                                                                      Budget Amount
Description of Improvements                                         Completion Date
---------------------------                                         ---------------
Complete the exterior balconies and railing repairs.
                                                                             [*]
                                                                          Completed
Paint the exterior of the Project.
                                                                             [*]
                                                                           06-30-97
Third floor bathroom improvements.
                                                                             [*]
                                                                           06-30-97
Complete as-built drawings for the interior of the structure.
                                                                             [*]
                                                                          Completed
Bike Storage Cage.
                                                                             [*]
                                                                           06-30-97
         TOTAL

                                                                             [*]
                                                                           ========


                                   EXHIBIT "C"
                                RELEASED PREMISES

                                   EXHIBIT "D"

                        PREVENTATIVE MAINTENANCE PROGRAM


                                   EXHIBIT "H"

                         EQUIPMENT AND PERSONAL PROPERTY
                               PURCHASED BY TENANT


The following is a list of items that might be confused with capital portions of the building since, in most cases, they are permanently affixed to the structure. In the event Tenant was required to


                                      12.

* CONFIDENTIAL TREATMENT REQUESTED
vacate the premises, Tenant shall have the right to take these items, all of which were purchased by Tenant for exclusive use by Tenant's personnel.

1. Reverse osmosis water purification system, including fiberglass holding tank and water softener.

2.       Fume hoods in Labs 205 (two), 209, 211, 210A, 213, 305.

3. Stand alone benches and shelves in all labs, library and offices. Adjustable shelves/brackets identified by double tract type wall mounts or knob-supported brackets.

4.       Metal cabinets and shelves in Labs 111, 205, 207, 211, 306, 310.

5.       Market-Forge autoclave in 201.

6.       All biological safety cabinets.

7.       Xenopus habitat system in 205.

8.       Darkroom door and photography lamp in Lab #306A.

9.       Barnstead water purification systems in Labs 305 and 202.

10.      Fabric, modular office dividers throughout the building.

11.      Projection screen in 3rd floor (west) conference room.

12. Exposed traps, regulators and valves in 411/409 and adjacent pipe chase which were used for fermentation equipment.

13.      Compressors in 409/411 and 305/301 pipe chases.

14.      Photoprocessor Lab #306A.

The following items purchased by Agouron for their exclusive use, may be removed by Agouron in the event they vacate:

1.       Three transformers for computer room in south, 5th floor penthouse.

2.       Halon fire extinguisher system.

3.       Two dark room doors.


                                      13.